As filed with the Securities and Exchange Commission on May 14, 2025

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLORA GROWTH CORP.

(Exact Name of Registrant as Specified in Its Charter)

Province of Ontario	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3230 W. Commercial Boulevard, Suite 180

Fort Lauderdale, Florida 33309

Tel: (954) 842-4989

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Dany Vaiman

Chief Financial Officer

3230 W. Commercial Boulevard, Suite 180

Fort Lauderdale, Florida 33309

Tel: (954) 842-4989

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of communications to:

Richard Raymer

Dorsey & Whitney LLP

Toronto-Dominion Centre

66 Wellington St. W, Suite 3400

Toronto, ON M5K 1E6, Canada

(416) 367-7370

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 14, 2025

PROSPECTUS

3,860,003 Common Shares

Flora Growth Corp.

This prospectus relates to 3,806,003 common shares, no par value (the "Shares") of Flora Growth Corp. (the "Company"), an Ontario, Canada corporation, issued and issuable to the Selling Securityholders (as defined below) set forth in this prospectus pursuant to a securities purchase agreement by and between the Company and each of the Selling Securityholders (the "Securities Purchase Agreement").

We will not receive any proceeds from the sale of the Shares under this prospectus.

Information regarding the Selling Securityholders, the amounts of Shares that may be sold by them and the times and manner in which the Selling Securityholders may offer and sell the Shares under this prospectus is provided under the sections titled "Selling Securityholder" and "Plan of Distribution," respectively, in this prospectus. We have not been informed by the Selling Securityholders that they intend to sell its securities covered by this prospectus and do not know when or in what amounts the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.

The Selling Securityholders and their respective intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

Our common shares are traded on the Nasdaq Capital Market ("Nasdaq") under the symbol "FLGC." On May 9, 2025, the last reported per share sale price of our common shares on Nasdaq was $0.679.

Investing in our securities involves risks. See "Risk Factors" beginning on page 9 for information you should consider before investing in our securities. See also "Risk Factors" in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2025

_______________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the "SEC"). You should read this prospectus, including the documents incorporated by reference herein, and the related registration statement carefully. This prospectus and registration statement contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement is accurate only as of the date on the front of the respective document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

References in this prospectus to the "Registrant," the "Company," "Flora," "we," "us" and "our" refer to Flora Growth Corp., a company incorporated in the Province of Ontario, and its consolidated subsidiaries, unless the context requires otherwise.

Enforceability of Civil Liabilities

We are a corporation organized under the laws of the Province of Ontario. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Canada, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

Market, Industry and Other Data

The documents incorporated by reference into this prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled "Risk Factors". These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the section titled "Cautionary Statement Regarding Forward-Looking Statements".

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our common shares and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy common shares.

Overview

We are a prominent lifestyle brand in the United States and a player in international pharmaceutical distribution focused on therapeutics, starting with medical cannabis. Our approach has enabled us to develop distribution networks, build customer bases, establish operations as the regulatory framework evolves and allow for expanded access to cannabis and its derivatives.

JustCBD is Flora's leading consumer packaged goods brand. JustCBD was launched in 2017 with a mission to bring high-quality, trustworthy, and budget-friendly CBD products to market. The JustCBD offering currently consists of over 350 products across 15 categories, including CBD gummies, topicals, tinctures, and vape products and ships to over 11,500 independent retailers worldwide. JustCBD also sells direct to consumers with a customer base of approximately 350,000 people. JustCBD products are available for purchase in smoke and vape shops, clinics, spas and pet stores, as well as other independent non-traditional retail channels. JustCBD's products are both internally and third-party lab-tested to ensure quality.

Vessel is Flora's cannabis accessory and technology brand currently servicing the United States and Canada through direct-to-consumer and retail sales. Vessel's products include cannabis consumption accessories, personal storage, and travel accessories for the vape and dry herb categories, which are sold to consumers, dispensaries, smoke shops and cannabis brands. Vessel has been fully integrated into JustCBD and now benefits from operational, logistical and sales synergies with JustCBD.

Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical cannabis products to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others. Phatebo holds a license for the Trade in Narcotic Drugs (including the cannabis sales license amendment) and a wholesale trading license, both of which are issued by BfArM (the largest drug approval authority in Europe). Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. In November 2018, Phatebo also received a medical cannabis import and distribution license. Additionally, the Phatebo warehouse provides a logistics outpost for Flora's growing product portfolio and distribution network within the European Union.

Risk Factors

Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under "Risk Factors" beginning on page 9 of this prospectus, as well as the other information included elsewhere in this prospectus, and the risk factors described under "Part I, Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Corporate Information

We were originally incorporated on March 13, 2019, under the laws of the Province of Ontario. We are an early-stage company with our registered office located at 40 King St W Suite 6600, Toronto, ON M5H 3S1. Our principal place of business in the United States is located at 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309, and our phone number is (954) 842-4989. Our website address is www.floragrowth.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.

We are an "emerging growth company" (an "EGC"), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

THE OFFERING

Issuer	Flora Growth Corp.

Common Shares Offered by the Selling Securityholders	Up to 3,860,003 common shares.

Symbol and Listing	Our common shares are traded on Nasdaq under the symbol "FLGC."

Terms of this Offering	The Selling Securityholders may sell the common shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See "Plan of Distribution."

Use of Proceeds	We will not receive any proceeds from the sale of the common shares by the Selling Securityholders. All proceeds from the sale of the common shares covered by this prospectus will go to the Selling Securityholders.

Registration Rights	We have filed a Form S-3 Registration Statement, of which this prospectus forms a part, to satisfy registration rights we granted to the Selling Securityholders.

Risk Factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the information in the section titled "Risk Factors", and all other information contained in this prospectus, including the documents incorporated by reference herein, before deciding to invest in our securities.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 24, 2025, under the heading "Item 1A. Risk Factors", any updates to those risk factors contained in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated herein by reference. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment. For more information, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as "may", "will", "should", "believe", "expect", "could", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus and the documents incorporated by reference herein, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus and the documents incorporated by reference herein. Risks and uncertainties, the occurrence of which could adversely affect our business, include, but are not limited to, the following:

•	our limited operating history and net losses;
•	changes in cannabis laws, regulations and guidelines, including stop sale orders;
•	decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;
•	our ability to continue as a going concern absent access to sources of liquidity;
•	damage to our reputation as a result of negative publicity;
•	exposure to product liability claims, actions and litigation;
•	risks associated with product recalls;
•	product viability;
•	continuing research and development efforts to respond to technological and regulatory changes;
•	shelf life of inventory;
•	our ability to successfully integrate businesses that we acquire;
•	our ability to achieve economies of scale;
•	our ability to fund overhead expenses, including costs associated with being a publicly-listed company;
•	maintenance of effective quality control systems;
•	changes to energy prices and supply;
•	risks associated with expansion into new jurisdictions;

•	regulatory compliance risks;
•	opposition to the cannabinoid industry;
•	potential delisting resulting in reduced liquidity of our Common Shares; and
•	the other risks described under Part I, Item 1A, "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 24, 2025, as well as described from time to time in our other filings with the SEC.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus or the documents incorporated by reference herein. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus and the documents incorporated by reference herein, they may not be predictive of results or developments in future periods.

PRIVATE PLACEMENT OF SHARES

On May 2, 2025, the Company entered into the Securities Purchase Agreement with the Selling Securityholders in connection with the issuance and sale by the Company to the Selling Securityholders via a private placement (the "Private Placement") of an aggregate of 3,133,011 common shares of the Company, no par value per share at a purchase price of US$0.30 per share (the "Private Placement Shares") and 726,992 pre-funded warrants of the Company at a purchase price of US$0.2999 per warrant (the "Pre-funded Warrants") each exercisable to purchase one Common Share (each, a "Pre-funded Warrant Share") which were immediately exercisable and expire when exercised in full, at an exercise price of US$0.0001 per share. The Company agreed to file a registration statement on Form S-3 within fifteen (15) calendar days following the closing date of the Private Placement.

The Company will reimburse the Selling Securityholders a non-accountable amount of US$15,000 for all costs and expenses of outside counsel and disbursements of Bevilacqua PLLC, counsel to one of the Selling Securityholders, which was withheld by such Investor from its purchase price at the closing date of the Private Placement.

The net proceeds from the sale of the Private Placement Shares and Pre-funded Warrants were approximately US$1,100,000 after deducting estimated expenses relating to the Private Placement. The Company intends to use US$400,000 of the net proceeds from the Private Placement to purchase Solana, US$400,000 of the net proceeds from the Private Placement to purchase Ethereum, US$100,000 of the net proceeds from the Private Placement to purchase Sui, US$100,000 of the net proceeds from the Private Placement to purchase Ripple, and the balance of the net proceeds from the Private Placement for general corporate and working capital purposes and to pay any fees and expenses in connection with the issuance of the Private Placement Shares and the Pre-funded Warrants.

The Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Selling Securityholders. Additionally, the Company has agreed to provide the Selling Securityholders with customary indemnification under the Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act.

The Securities Purchase Agreement is more fully detailed in the Company's Current Report on Form 8-K filed with the SEC on May 2, 2025.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. All net proceeds from the sale of the Shares covered by this prospectus will go to the Selling Securityholders. We expect that the Selling Securityholders will sell its respective Shares as described under "Plan of Distribution".

SELLING SECURITYHOLDERS

We are registering the Shares issued pursuant to the Securities Purchase Agreement in order to permit the selling securityholders named in the table below (the "Selling Securityholders") to offer the Shares for resale from time to time.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership of common shares by the Selling Securityholders. The second column lists the total number of common shares beneficially owned by the Selling Securityholder, based on its ownership of the Company's securities, including common shares and securities beneficially owned prior to signing the Securities Purchase Agreement. The third column lists the percentage ownership of common shares beneficially held as of May 9, 2025. The percentage ownership in the table below is based on 22,568,653 common shares outstanding as of May 9, 2025.

The fourth column lists the Shares being offered by this prospectus by each of the Selling Securityholders.

The fifth column assumes the sale of all of the Shares offered by the Selling Securityholders to third parties pursuant to this prospectus and the sixth column lists the percentage ownership of common shares beneficially held by the Selling Securityholder assuming the sale of all of the Shares offered by the Selling Securityholder to third parties pursuant to this prospectus.

The Selling Securityholder may sell all, some or none of its Shares in this offering. See "Plan of Distribution."

Name of Selling Securityholder	Number of Common Shares Beneficially Owned Prior to This Offering	Percentage of Outstanding Common Shares Beneficially Owned Prior to This Offering	Maximum Number of Common Shares to be Sold Pursuant to this Offering	Number of Common Shares Owned After this Offering	Percentage of Outstanding Common Shares Beneficially Owned After this Offering
Eric Lazer[1]	1,333,334	5.81%	1,333,334	-	0.00%

Dean Lazer[2]	1,333,334	5.81%	1,333,334	-	0.00%

Daniel Farb[3]	333,334	1.48%	333,334	-	0.00%

Noah Jessop[4]	333,334	1.48%	333,334	-	0.00%

Constantine Karides[5]	250,000	1.11%	250,000	-	0.00%

Jon Awde[6]	100,000	0.44%	100,000	-	0.00%

Randi Mitz[7]	100,000	0.44%	100,000	-	0.00%
Mathew Lazarus[8]	26,667	0.12%	26,667	-	0.00%
Louis A. Bevilacqua[9]	50,000	0.22%	50,000	-	0.00%

(1) Eric Lazer has voting and investment power with respect to 1,333,334 common shares, consisting of (i) 969,838 Private Placement Shares and (ii) 363,496 Pre-funded Warrant Shares, held directly by, and registered in the name of Roxy Capital Corporation. The common shares shown to be beneficially owned before this offering does not give effect to a blocker provision in the Pre-funded Warrants under which the holder does not have the right to exercise the pre-funded Warrants to the extent (but only to the extent) that such exercise would result in beneficially ownership by the holder thereof, together with the holder's affiliates, any other persons acting as a group with the holder or any of the holder's affiliates, of more than 4.99% of the outstanding common shares of the Company. Eric Lazer does not own any other common shares or convertible securities. Mr. Lazer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares. The principal address of Roxy Capital Corporation is 20 Canal Beach, Old Fort Bay, P.O. Box N7776, Nassau, Bahamas, 00000.

(2) Dean Lazer has voting and investment power with respect to 1,333,334 common shares, consisting of (i) 969,838 Private Placement Shares and (ii) 363,496 Pre-funded Warrant Shares, held directly by, and registered in the name of RJL Capital 18. The common shares shown to be beneficially owned before this offering does not give effect to a blocker provision in the Pre-funded Warrants under which the holder does not have the right to exercise the pre-funded Warrants to the extent (but only to the extent) that such exercise would result in beneficially ownership by the holder thereof, together with the holder's affiliates, any other persons acting as a group with the holder or any of the holder's affiliates, of more than 4.99% of the outstanding common shares of the Company. Dean Lazer does not beneficially own any other common shares or convertible securities. Mr. Lazer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares. The principal address of RJL Capital 18 is 4701 N. Meridian Ave., Apt. 627, Miami, FL 33140.

(3) The principal address of Daniel Farb is 100 Essex Road, Newton, MA 02467.

(4) Noah Jessop has voting and investment power with respect to 333,334 common shares held directly by, and registered in the name of Proof Group Capital Partners II LP. Noah Jessop does not beneficially own any other common shares or convertible securities. Mr. Jessop disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares. The principal address of Proof Group Capital Partners II LP is c/o Securitize Fund Services, LLC, 78 SW 7th St, Suite 500, Miami, FL 33130.

(5) Constantine Karides has voting and investment power with respect to 250,000 common shares held directly by, and registered in the name of BCL Sunset, LLC. Constantine Karides does not beneficially own any other common shares or convertible securities. Mr. Karides disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares. The principal address of BCL Sunset, LLC is 2767 Sunset Drive Miami Beach FL 33140.

(6) John Awde has voting and investment power with respect to 100,000 common shares held directly by, and registered in the name of GPO Holding Corp. John Awde does not beneficially own any other common shares or convertible securities. Mr. Awde disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares. The principal address of GPO Holding Corp is 445 Eastcot Road, West, Vancouver, BC V7S1E3.

(7) Randi Mitz has voting and investment power with respect to 100,000 common shares held directly by, and registered in the name of 1234561 Ontario Inc. Randi Mitz does not beneficially own any other common shares or convertible securities. Ms. Mitz disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares. The principal address of 1234561 Ontario Inc is 1 King Street West, Suite 4507, Toronto, Ontario M5H1A1.

(8) The principal address of Mathew Lazarus is 44 Ball Road, Mountain Lakes, N.J. 07046.

(9) Louis A. Bevilacqua has voting and investment power with respect to 50,000 common shares held directly by, and registered in the name of Bevilacqua PLLC. Louis A. Bevilacqua does not beneficially own any other common shares or convertible securities. Mr. Bevilacqua disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares. The principal address of Bevilacqua PLLC is 1050 Connecticut Ave., NW, Suite 500, Washington, DC 20036.

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales;
  in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Securityholders' selling costs incurred pursuant to any available method provided hereunder for selling securities.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fogler, Rubinoff LLP.

EXPERTS

The Company's consolidated financial statements as of and for the fiscal year ended December 31, 2024 included in this prospectus have been audited by Davidson & Company LLP, PCAOB ID: 731 ("Davidson"), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson's headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Canada, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is www.sec.gov/edgar.

We make available free of charge on or through our website, www.floragrowth.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our website, www.floragrowth.com.

Information contained on or accessible through our website is not incorporated by reference in this prospectus and does not constitute a part hereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering:

  our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025;
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 filed with the SEC on May 13, 2025 our Definitive Proxy Statement on Form DEF 14A filed with the SEC on May 6, 2025;
  our Current Reports on Form 8-K filed with the SEC on February 5, 2025, February 28, 2025 and May 2, 2025;
  the Company's Registration Statement on Form 8-A filed with the SEC on May 10, 2021, in which there is described the terms, rights and provisions applicable to the shares of the Company's common shares, including any amendment or report filed for the purpose of updating such description, including the description of common shares filed as Exhibit 2.1 to the Company's Form 20-F for the year ended December 31, 2021.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309, Attention: Dany Vaiman, Chief Financial Officer or made by phone at +(954) 842-4989. You may also access the documents incorporated by reference in this prospectus through our website at www.floragrowth.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

FLORA GROWTH CORP.

3,860,003

Common Shares

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC Registration Fee	$402.22
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	10,000
Total	40,402.22

Item 15. Indemnification of Directors and Officers

In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below. Indemnification is prohibited unless the individual:

  Acted honestly and in good faith with a view to our best interests;
  In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and
  Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Item 16. Exhibits

Exhibit Number	Description

1.1+	Underwriting Agreement, dated April 4, 2024, by and between Flora Growth Corp. and Aegis Capital Corp. (incorporated by reference to Exhibit 1.1 of the Company's Form 8-K filed with the SEC on April 8, 2024).

3.1+	Articles of Incorporation of Flora Growth Corp. (incorporated by reference to Exhibit 2.1 of the Company's Form 1-A filed with the SEC on October 11, 2019).

3.2+	Articles of Amendment of Flora Growth Corp., effective April 30, 2021 (incorporated by reference to Exhibit 3.3 of the Company's Form F-1 filed with the SEC on November 16, 2021).

3.3+	Bylaw No. 1-A of Flora Growth Corp. (incorporated by reference to Exhibit 99.3 of the Company's Report on Form 6-K filed with the SEC on July 6, 2022).

3.4+	Articles of Amendment of Flora Growth Corp. effective June 9, 2023 (incorporated by reference to Exhibit 3.1 of the Company's Form 8-K filed with the SEC on June 7, 2023).

4.1+	Description of Common Shares (incorporated by reference to Exhibit 2.1 of Flora's Form 20-F filed with the SEC on May 9, 2022).

4.2+	Form of Unit Warrant (incorporated by reference to Exhibit 4.5 of Flora's Form F-1, filed with the SEC on November 16, 2021).

4.3+	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of Flora's Form 6-K, filed with the SEC on December 13, 2022).

4.4+	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of Flora's Form 6-K, filed with the SEC on December 13, 2022).

4.5+	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of Flora's Form 8-K filed with the SEC on September 21, 2023).

4.6+	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of Flora's Form 8-K filed with the SEC on September 21, 2023).

4.7+	Form of Warrant Amendment (incorporated by reference to Exhibit 10.3 of Flora's Form 8-K filed with the SEC on September 21, 2023).

4.8+	Form of Promissory Note of Flora Growth Corp., dated January 30, 2025 (incorporated by reference to Exhibit 10.2 of Flora's Form 8-K filed with the SEC on February 5, 2025)

4.9+	Form of Pre-funded Warrant dated May 2, 2025 (incorporated by reference to Exhibit 4.1 of Flora's Form 8-K filed with the SEC on May 2, 2025)

4.10+	Share Purchase Agreement dated January 30, 2025 (incorporated by reference to Exhibit 10.1 of Flora's Form 8-K filed with the SEC on February 5, 2025)

4.11+	Form of Securities Purchase Agreement dated May 2, 2025 (incorporated by reference to Exhibit 10.1 of Flora's Form 8-K filed with the SEC on May 2, 2025)

5.1*	Opinion of Fogler, Rubinoff LLP.

23.1*	Consent of Davidson & Company LLP, independent registered certified public accounting firm.

23.2*	Consent of Fogler, Rubinoff LLP (contained in legal opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table

__________________

+Previously filed.
* Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on May 14, 2025.

Flora Growth Corp.

By:	"Clifford Starke"
Clifford Starke
Chief Executive Officer (Principal Executive Officer)

By:	"Dany Vaiman"
Dany Vaiman
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford Starke and Dany Vaiman and each of them such person's true and lawful attorney-in-fact and agent, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

"Clifford Starke"	Chief Executive Officer and Chairman of the Board of Directors	May 14, 2025
Clifford Starke	(Principal Executive Officer)

"Dany Vaiman"	Chief Financial Officer	May 14, 2025
Dany Vaiman	(Principal Financial and Accounting Officer)

"Sammy Dorf"	Executive Chairman and Director	May 14, 2025
Sammy Dorf

"Edward Woo"	Director	May 14, 2025
Edward Woo

"Manfred Leventhal"	Director	May 14, 2025
Manfred Leventhal

"Harold Wolkin"	Director	May 14, 2025
Harold Wolkin